EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Allou Health & Beauty Care, Inc.
Brentwood, New York


                  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan of Allou Health & Beauty Care, Inc. (the "Company") of our report dated June 2, 1999, relating to the consolidated financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.

                                          /s/ MAYER RISPLER & COMPANY, P.C.
                                          Mayer Rispler & Company, P.C.
                                          Certified Public Accountants


May 10, 2000
Brooklyn, New York